UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2005

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-101117	16-1634897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 837-8810

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 4, 2005, at the annual meeting of the Board of Directors (the "Board") of Golfsmith International Holdings, Inc. (the "Company"), in accordance with the Company's bylaws, the Board increased the number of directors of the Company from eight (8) to nine (9) and elected Mr. Larry Mondry to fill the newly created vacancy. There are no arrangements or understandings between Mr. Mondry and the Company or any other persons pursuant to which he was selected as a director. There are no transactions or proposed transactions to which the Company was or is a party in which Mr. Mondry has a direct or indirect material interest. Mr. Mondry is not a member of any committee of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

May 10, 2005	By:	/s/ James D. Thompson

Name: James D. Thompson
Title: President and Chief Executive Officer